Contact:
Wayne A. Schellhammer
Chairman & Chief Executive Officer
American CareSource Holdings, Inc.
Tel. 214-596-2400

FOR IMMEDIATE RELEASE

                  AMERICAN CARESOURCE HOLDINGS, INC. ANNOUNCES
                      FIRST QUARTER 2006 FINANCIAL RESULTS

Irving, TX, May 15, 2006 - American CareSource Holdings, Inc. (OTCBB: ACSH.OB) today announced financial results for the quarter ended March 31, 2006.

Net revenue increased to $2.5 million in the first quarter of 2006 from $1.3 million in the first quarter of 2005. The contribution margin from these sales increased from $48 thousand in 2005 to $419 thousand in 2006. Net loss for the quarter ended March 31, 2006 was $260 thousand, or $0.02 per share, compared to $518 thousand, or $0.04 per share in the prior year. Cash used in operations decreased from $578 thousand in the first quarter of 2005 to $184 thousand in the first quarter of 2006.

"We are building momentum and have demonstrated that our platform is working," stated Wayne A. Schellhammer, Chief Executive Officer and Chairman of the Board for American CareSource Holdings, Inc. "Over the past year we have improved our automation software, implemented a direct Network Value comparison tool, expanded our network and we are seeing the benefits of that today. We are prepared to implement new clients with our automated scalability and remain focused on key expansion to our network. We continue to look forward to a robust 2006."

About American CareSource Holdings, Inc.:

American CareSource Holdings, Inc., the first national, publicly traded ancillary care benefit management company, is a comprehensive ancillary care service provider offering a national network of more than 21,000 ancillary provider sites. American CareSource Holdings, Inc.'s ancillary network management provides a complete outsourced solution for a wide variety of healthcare payors and plan sponsors including self-insured employers, indemnity insurers, PPOs, HMOs, third party administrators and both the Federal and local governments. Through its product offerings, American CareSource Holdings, Inc. offers its clients substantial discounts on services rendered through its network of ancillary care providers in more than 30 service categories. For more information on American CareSource, visit www.anci-care.com.

                                     (more)

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Any statements that are not historical facts contained in this release are forward-looking statements. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, and intellectual property rights, and the outcome of competitive products, risks in product development, the results of financing effort, the ability to complete transactions, and other risks identified in this release, and the Securities and Exchange Commission filings of American CareSource Holdings, Inc.

                                       ###
                               (Tables to Follow)

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AMERICAN CARESOURCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                                            As of
ASSETS                                                                       March 31, 2006     December 31, 2005
CURRENT ASSETS:

Current Assets
Cash and cash equivalent                                                      $  5,469,640         $     23,399
Accounts Receivable                                                              1,312,636              482,159
Other                                                                               21,022               30,151
Total Current Assets                                                             6,803,298              535,709

Net Property, Plant, and Equipment                                                 168,456              175,608

Intangible Assets                                                                1,868,006            1,921,401
Goodwill                                                                         4,361,299            4,361,299
Total Assets                                                                  $ 13,201,059         $  6,994,017

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Due to Service Providers                                                      $  1,043,267         $    386,217
Accounts Payable and Accrued Liabilities                                           446,130              352,383
Current Maturities of Long-Term Debt                                               356,865               20,231
Total Current Liabilities                                                        1,846,262              758,831

Long-Term Debt                                                                      54,401            3,845,929

Total Liabilities                                                                1,900,663            4,604,760

STOCKHOLDERS' EQUITY:

Common Stock-par value $0.01, 40,000,000 shares authorized and                     144,348              123,713
14,434,815 and 12,371,309 shares issued and outstanding as of
March 31, 2006 and 2005 respectively
Preferred Stock-par value $0.01, 10,000,000 shares authorized and none
outstanding as of March 31, 2006 and 2005                                               --                   --

Additional Paid in Capital                                                      16,839,240            7,734,800
Deferred Debt Issuance Cost                                                       (185,199)            (231,500)
Accumulated (Deficit)                                                           (5,497,993)          (5,237,756)

Total Stockholders' Equity                                                      11,300,396            2,389,257

Total Liabilities and Equity                                                  $ 13,201,059         $  6,994,017

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AMERICAN CARESOURCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                         Three Months Ended
                                                             March 31,
                                                       2006               2005
REVENUES
Net Ancillary Health                              $  2,432,232       $  1,208,862
Patient Claims Processing                               32,149            100,322
Net Revenue                                          2,464,381          1,309,184

Total Cost of Revenues                               2,045,474          1,261,639

Contribution Margin                                    418,907             47,545

Selling, General, and Administrative Expense           531,266            455,079
Depreciation and Amortization                           78,247             76,512

Total Operating Expenses                               609,513            531,591

Operating (Loss)                                      (190,606)          (484,046)

Other Expenses:                                          2,632                 --
Debt Issuance Cost                                      46,301             23,832
Net Interest and Finance Cost                           20,699             10,617

Total Other Expenses                                    69,631             34,449

Net (Loss) Before Income Tax                          (260,237)          (518,495)
Income Tax Expense                                          --                 --

Net (Loss)                                        $   (260,237)      $   (518,495)

NET LOSS PER SHARE - BASIC AND DILUTED            $      (0.02)      $      (0.04)

WEIGHTED AVERAGE COMMON SHARES                      13,278,649         12,371,309

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AMERICAN CARESOURCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND MARCH 31, 2005 (UNAUDITED)

                                                                                     Deferred           Accum
                                       Shares          Amount           APIC           Debt            Deficit           Total
                                       ------          ------           ----           ----            -------           -----
Balance
December 31, 2004                    10,091,899    $    100,919    $  7,180,948    $         --     $ (2,831,238)    $  4,450,629
Issue & Amortization
of Warrants                                  --              --         214,489        (190,657)          23,832
Net Loss                                     --              --              --              --         (518,496)        (518,496)

Balance March 31, 2005               10,091,899    $    100,919    $  7,395,437    $   (190,657)    $ (3,349,734)    $  3,955,965
                                   ------------    ------------    ------------    ------------     ------------     ------------

Balance
December 31, 2005                    12,371,309    $    123,713    $  7,734,800    $   (231,500)    $ (5,237,756)    $  2,389,257
Issue of 2,063,506 Common
Stock Shares                          2,063,506          20,635       9,082,210              --               --        9,102,845
Option Compensation Expense                                              22,230              --               --           22,230
Amortization of Warrants
Associated with Deferred
Debt                                                                                     46,301               --           46,301
Net Loss                                     --              --              --              --         (260,237)        (260,237)
                                   ------------    ------------    ------------    ------------     ------------     ------------
Balance March 31, 2005               14,434,815    $    144,348    $ 16,839,240    $   (185,199)    $ (5,497,993)    $ 11,300,396
                                   ============    ============    ============    ============     ============     ============

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AMERICAN CARESOURCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                              Three Months        Three Months
                                                                                 Ended                Ended
                                                                             March 31, 2006      March 31, 2005
OPERATING ACTIVITIES:
  Net loss                                                                    $  (260,237)        $  (518,496)
  Adjustments to reconcile net loss to net cash used in operating activities:
      Stock Option Compensation Expense                                            22,230                  --
      Depreciation and amortization                                                78,247              76,512
      Compensation expense related to warrants                                     46,301              23,832
  Changes in operating assets and liabilities:
      Increase in accounts receivable                                            (830,477)           (167,662)
      Increase (decrease) in prepaid expenses and other current assets              9,129              (7,341)
      Increase (decrease) in accounts payable and accrued liabilities              93,747             (58,453)
      Increase in amounts payable to services providers                           657,050              73,796
                                                                              -----------         -----------

            Net cash used in operating activities                             $  (184,010)        $  (577,812)
                                                                              -----------         -----------

INVESTING ACTIVITIES:
  Property and equipment additions                                                (17,700)            (41,211)
                                                                              -----------         -----------

          Net cash used in investing activities                               $   (17,700)        $   (41,211)
                                                                              -----------         -----------

FINANCING ACTIVITIES:
  Borrowings from Line of Credit                                                  200,000           1,600,000
  Payment on line of credit or long term debt                                  (3,654,894)             (5,445)
  Net proceeds from the sale of capital stock                                   9,102,845                  --

            Net cash provided by financing activities                         $ 5,647,951         $   677,592
                                                                              -----------         -----------

NET INCREASE IN CASH AND CASH  EQUIVALENTS                                    $ 5,446,241         $    58,569

CASH AND CASH EQUIVALENTS AT  BEGINNING OF PERIOD                                  23,399              16,749
                                                                              -----------         -----------

CASH AND CASH EQUIVALENTS AT  END OF PERIOD                                   $ 5,469,640         $    75,318

Supplemental disclosures cash flow information
  Cash paid for interest expense                                              $    88,805         $    10,172